Shimmick Takes Pivotal Steps to Further Advance Evolution as Leader in Water Infrastructure

Strengthens financial position, setting up the Company for future growth and success

Board expands to include new Independent Director and new Committee focused on the long-term value creation

IRVINE, Calif., May 20, 2024 (GLOBE NEWSWIRE) -- Shimmick Corporation (“Shimmick” or the “Company”) (Nasdaq: SHIM), a leading water infrastructure company, today announced that it has taken several key actions to enhance liquidity and deliver on its transformation into a water infrastructure company.

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As previously announced, Shimmick has signed an asset purchase agreement for the sale of its foundation drilling assets for a total consideration of $17.5 million. Closing of the agreement is expected by the end of this week.
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Shimmick has entered into an amendment to its existing credit facility with MidCap, which, among other things, cures the previously disclosed default. As a result, Shimmick expects to file its Quarterly Report on Form 10-Q for the quarter ended March 29, 2024, today, May 20, 2024, with no changes to its previously announced financial results.
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Shimmick has entered into agreements with AECOM (“AECOM”), to resolve the ongoing lawsuit relating to the purchase and sale agreement for the divestiture of Shimmick from AECOM in exchange for shares in Shimmick.
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Peter Kravitz will join the board as a new independent member and as a member of a newly formed Board of Directors special committee to oversee efforts to enhance the long-term value of the Company.
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Finally, Shimmick has entered into a new, $60 million revolving credit facility.

“Today’s announcements accelerate the transformation of Shimmick as a leader in the U.S. water infrastructure space,” said Steve Richards, Chief Executive Officer of Shimmick. “The settlement, the asset sale and the incremental debt financing enhance liquidity as we complete legacy projects, with the substantial cash recoveries expected this year as we also vigorously pursue claims and change orders that are expected to deliver substantial cash inflows. And lastly, we are excited to welcome Peter Kravitz to our Board.”

See Shimmick’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2024 for the details of the aforementioned transactions, including the terms of the amended MidCap credit facility, the settlement and release with AECOM and related share issuance, the addition of Peter Kravitz to the Shimmick board of directors and appointment to the special committee and the new revolving credit facility. Additional information regarding the sale of the foundation drilling assets will be provided following the closing of the transaction.

About Shimmick

Shimmick (NASDAQ: SHIM) is a leading provider of water infrastructure solutions nationwide. Shimmick has a long history of working on complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. Shimmick is led by industry veterans, many with over 20 years of experience, and works closely with its customers to deliver complete solutions, including long-term operations and maintenance.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often characterized by the use of words such as

“may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. Forward-looking statements contained in this release include, but are not limited to, statements about our transactions with AECOM, including the settlement and release and the new revolving credit facility and our expectations regarding the consideration and timing of the sale of our foundations business. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law.

We wish to caution readers that, although we believe any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect our actual financial results and could cause our actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on our behalf, including, but not limited to, the following: our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract; the impact of our fixed-price contracts; qualifying as an eligible bidder for contracts; the availability of qualified personnel, joint venture partners and subcontractors; inability to attract and retain qualified managers and skilled employees and the impact of loss of key management; higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment; subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships; marketplace competition; our limited operating history as an independent company following our separation from AECOM; our inability to obtain bonding; our relationship with AECOM; our limited number of customers; dependence on subcontractors and suppliers of materials; any inability to secure sufficient aggregates; an inability to complete a merger or acquisition or to integrate an acquired company’s business; adjustments in our contact backlog; accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs; any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur; the adequacy of sources of liquidity; cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems; seasonality of our business; pandemics and health emergencies; commodity products price fluctuations and rising inflation and/or interest rates; liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws; climate change; deterioration of the U.S. economy; geopolitical risks, including those related to the war between Russia and Ukraine and the conflict in the Gaza Strip and the conflict in the Red Sea Region; and other risks detailed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and those described from time to time in our future reports with the SEC.

Contact:

Investor Relations

+1-949-704-2350

IR@shimmick.com